Exhibit 99.1

Unaudited ProForma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2022.

Introduction

The following unaudited proforma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For each of the periods presented, the unaudited proforma condensed combined financial information reflects the combination of historical financial information of Sky and YAC, and gives effect to (1) YAC’s initial public offering which was completed on October 26, 2020 (“IPO”), concurrent private placement of warrants to purchase its Class A common stock and payment of offering expenses and (2) the Business Combination, $45,000,000 BOC PIPE, the payment of transaction costs associated with the Business Combination and the cash settlement of certain obligations in accordance with YAC’s initial public offering (for purposes of this section, collectively, the “Transactions”). For purposes of this section, Sky and YAC are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited proforma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. The unaudited proforma condensed combined balance sheet, which has been presented for the Combined Company as of September 30, 2021, gives effect to the Transactions as if they were consummated on September 30, 2021. The unaudited proforma condensed combined statements of operations, which have been presented for the nine months ended September 30, 2021 and the year ended December 31, 2020, give proforma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited proforma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on September 30, 2021, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited proforma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2020, nor are they necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited proforma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included in the Proxy Statement:

●

The unaudited historical condensed consolidated financial statements of Sky as of and for the nine months ended September 30, 2021, and the historical audited consolidated financial statements of Sky as of and for the year ended December 31, 2020; and

●

The unaudited historical condensed financial statements of YAC as of and for the nine months ended September 30, 2021, and the historical audited financial statements of YAC for the period from August 25, 2020 (inception) through December 31, 2020.

The unaudited proforma condensed combined financial information should also be read together with the sections of the Proxy Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sky,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of YAC”, and “Proposal No. 1— The Business Combination Proposal,” as well as other information included in the Proxy Statement.

Description of the Transactions

YAC was formed as a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. YAC completed its IPO of 12,500,000 units at an offering price of $10.00 per unit on October 26, 2020. Simultaneously with the closing of the IPO, YAC completed a private placement of 7,500,000 warrants issued to the Sponsor, generating total proceeds of $7,500,000. On December 1, 2020, the underwriters' over-allotment option was partially exercised resulting in the purchase of an additional 1,098,898 Units, generating additional gross proceeds to YAC of $10,988,980 and incurring offering costs of approximately $700,000 (including $600,000 in underwriting fees). In connection with the IPO, including the underwriters’ partial exercise of the over-allotment option, the number of shares of Class B Common Stock was decreased to 3,399,724 shares to maintain the Sponsor’s 20% ownership. Also in connection with the partial exercise of the underwriters' overallotment option, the Sponsor purchased private placement warrants at a price of $1.00 per whole warrant to purchase an additional 219,779 shares of YAC Class A Common Stock at a price of $11.50 per share. Therefore, in connection with the partial exercise of the underwriters' overallotment option, an additional $11,208,760 in proceeds from the exercise of   the over-allotment and the sale of additional private placement warrants were placed in the Trust Account, resulting in total funds held in the Trust Account of $138,716,226, inclusive of earned interest on investments held in the trust account at that time. The Trust Account was located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. The funds were invested in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

On January 25, 2022, YAC consummated the Business Combination with Sky, pursuant to the Business Combination Agreement among the parties dated as of August 1, 2021. With YAC being the legal acquirer of Sky, consideration for the Business Combination consisted of shares of YAC’s Class B Common Stock wherein each holder of Sky Common Units received one share of Class B Common Stock for each Sky Common Unit. However, for financial reporting purposes, Sky is deemed the accounting acquirer and YAC the acquired company. See “Accounting for the Business Combination” below.

The following activities are reflected in the unaudited proforma condensed combined financial statements below (either in the historical results or through proforma adjustments):

●	In connection with the IPO (and related transactions):

o	The initial investment by the Sponsor of 3,399,724 of YAC Class B shares for $25,000;

o	The issuance by YAC of 13,598,898 units at an offering price of $10.00 per unit and receipt of proceeds therefrom;

o	The issuance by YAC of 7,719,779 private placement warrants to the Sponsor and receipt of proceeds therefrom;

o	A total of $138,708,760 of net proceeds from the IPO and the private placement placed in the Trust Account;

o	The payment of offering expenses.

●	In connection with the Closing:

o	A $45,000,000 BOC PIPE investment and the related issuance of 4,500,000 shares of Class A common stock by YAC to Boston Omaha;

o	The payment of legal fees, underwriting commissions, and other costs incurred by YAC in connection with the IPO;

o	The repayment of a $1,000,000 working capital loan made by the Sponsor;

o	The payment of transaction costs incurred by both Sky and YAC;

o	The redemption of 12,061,041 shares of Class A common stock held by YAC’s public stockholders;

o	The conversion of YAC’s Sponsor Stock to shares of Class A common stock on a one-for-one basis;

o	The conversion of BOC YAC’s Series B Preferred Units to shares of Class A common stock on a one-for-one basis;

o

YAC’s contribution of all of its assets to Sky, including but not limited to, (A) the proceeds from the Trust Account (net of proceeds used to fund the redemption of the Class A common stock held by eligible stockholders who properly elected to have their shares redeemed as of the Closing Date), plus (B) $45,000,000 proceeds from the BOC PIPE, plus any cash held by YAC in any working capital or similar account, less (D) the deferred underwriting commission from the IPO and other transaction expenses of YAC;

o	Execution of the Third A&R Operating Agreement; and

o	Execution of the Tax Receivable Agreement.

o

YAC’s prepayment of amounts due under an OTC Equity Prepaid Forward Transaction Agreement (the “Forward Purchase Agreement”) between ACM ARRT VII E LLC (“ACM”) and YAC, which agreement was entered into on January 17, 2022.

Following the closing, the Combined Company is organized as an “Up-C” structure in which substantially all of the operating assets of Sky’s business are held by Sky and it continues to operate through the subsidiaries of Sky. Upon the closing, YAC was renamed Sky Harbour Group Corporation (“SHG”), and SHG’s only assets are its equity interests in Sky. SHG is the sole managing member of Sky in accordance with the terms of the A&R Operating Agreement.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YAC was treated as the acquired company for financial reporting purposes, and Sky was treated as the accounting acquirer. In accordance with this accounting method, the Business Combination was treated as the equivalent of Sky issuing equity for the net assets of YAC, accompanied by a recapitalization. The net assets of YAC were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Sky. Sky has been deemed the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•	The Existing Sky Equityholders hold a majority voting interest in the Combined Company ;

•	The Existing Sky Equityholders have the ability to nominate and elect the majority of the Combined Company’s Board of Directors;

•	Sky’s existing senior management team comprise the senior management of the Combined Company;

•	Sky’s operations comprise the ongoing operations of the Combined Company; and

•	Sky’s assets are larger in relative size compared to YAC’s assets.

The Existing Sky Equityholders hold a corresponding share of Class B common stock for each Sky common unit they hold. Each Sky common unit can be redeemed for a share of Class A common stock of SHG and a corresponding share of Class B common stock of SHG will be cancelled. The Class B common stock held by the Existing Sky Equityholders entitles the holders thereof to one vote on all matters which stockholders are generally entitled to vote but have no economic rights. The corresponding economic rights associated with Sky common units held by Existing Sky Equityholders are presented as non-controlling interests in the Combined Company’s financial statements.

Basis of Proforma Presentation

In accordance with Article 11 of Regulation S-X, proforma adjustments to the historical combined financial information of Sky and YAC only give effect to events that are both factually supportable and directly attributable to the Transactions. In addition, for purposes of preparation of the unaudited proforma condensed combined statement of operations, adjustments have only been made to give effect to events that are expected to have a continuing impact on the results of the Combined Company following the Business Combination. The unaudited proforma condensed combined financial information does not give effect to any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. Sky and YAC have not had any historical relationship prior to the Business Combination. Therefore, preparation of the accompanying proforma financial information did not require any adjustments related to such historical transactions.

Pursuant to YAC’s current charter, YAC’s public stockholders were offered the opportunity to redeem their shares of Class A common stock for cash if the Business Combination is consummated, irrespective of whether they voted for or against the Business Combination. If a public stockholder properly exercised its right to redemption of its shares, YAC redeemed each share for cash equal to the public stockholder’s pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared to reflect the redemption of 12,061,041 shares of Class A common stock for $123,068,515.

The economic ownership percentages of SHG were 26.1% for controlling interests and 73.9% for non-controlling interests after the redemption of the shares of Class A common stock.

There are no pro forma adjustments related to the outstanding public warrants and private placement warrants issued in connection with the IPO that are classified as warrant liability in YAC’s historical balance sheet, as such securities continue to be outstanding and classified as a liability after the Closing Date.

The following table provides a proforma summary of the shares of the Combined Company’s common stock that would be outstanding if the Transactions had occurred on September 30, 2021.:

	Shares		%
Stockholder
Existing Sky Equityholders	42,192,250	(1)	73.9%
YAC's Public Stockholders	1,537,857	(2)	2.7%
BOC YAC Initial Investment	5,500,000	(3)	9.6%
BOC PIPE Investment	4,500,000	(4)	7.9%
YAC Sponsors	3,193,474	(5)	5.6%
Others	206,250	(6)	0.4%
TOTAL	57,129,831		100.1%

(1)	Represents the shares of Class B common stock issued to SHG Corporation to consummate the Business Combination.

(2)	Represents the shares held by YAC’s public stockholders after the redemption of 12,061,041 shares of Class A common stock.

(3)

Represents the shares of Class A common stock held by BOC YAC as the holder of Series B Preferred Units of Sky upon the one-for-one conversion of the Series B Preferred Units into Class A common stock immediately prior to the consummation of the Business Combination.

(4)	Represents the shares that were issued to Boston Omaha in consideration of the $45,000,000 BOC PIPE investment.

(5)

Represents the shares of Class B common stock held by the initial stockholders of YAC upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination.

(6)	Represents 206,250 class A common stock held by BOC Yellowstone II LLC.

The Combined Company is organized in an “Up-C” structure. It was necessary to consider the income tax impacts and any related proforma adjustments associated with the Transactions. No tax liability is deemed to have been triggered upon consummation of the Business Combination, including related to the Tax Receivable Agreement. The proforma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sky and YAC filed consolidated income tax returns for the periods presented.

The unaudited proforma condensed combined financial information has been presented for illustrative purposes only. The proforma adjustments represent estimates based on information available as of the date of the unaudited proforma condensed combined financial information and are subject to change as additional information becomes available. Assumptions and estimates underlying the proforma adjustments set forth in the unaudited proforma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to the Transactions may differ significantly from the proforma amounts reflected herein.

PROFORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(UNAUDITED)

	HISTORICAL
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined
Assets

Cash and cash equivalents	$9,481,594	$865,018	$40,359,451	(A)	$50,706,063
Restricted cash	207,558,627	-	-		207,558,627
Tenant receivable	72,075	-	-		72,075
Straight-line rent receivable	91,847	-	-		91,847
Prepaid expenses and other assets	2,094,581	295,041	929,377	(F)	3,318,999
Subtotal	219,298,724	1,160,059	41,288,828		261,747,611
Cost of construction	14,579,482	-	-		14,579,482
Constructed assets, net	14,634,461	-	-		14,634,461
Right-of-use assets	57,924,041	-	-		57,924,041
Investments held in Trust	-	138,742,756	(138,742,756	)(C)	-
Long-lived assets, net	407,047	-	-		407,047
Total Assets	$306,843,755	$139,902,815	$(97,453,928)		$349,292,642

Liabilities

Accounts payable, accrued expenses and other liabilities	$8,363,628	$370,287	(1,133,094	)(F)	7,600,821
Note payable to Sponsor	-	1,000,000	(1,000,000	)(D)	-
Operating lease liabilities	61,752,435	-	-		61,752,435
Warrants liability	-	13,648,074	-		13,648,074
Bonds payable, net of deferred financing costs	160,606,290	-	-		160,606,290
Subtotal	230,722,353	15,018,361	(2,133,094)		243,607,620

	-	-	-		-
Deferred underwriting fee payable	-	4,759,615	(4,759,615	)(E)	-
Total liabilities	230,722,353	19,777,976	(6,892,709)		243,607,620
Series B Preferred Units subject to possible redemption	54,028,861	-	(54,028,861	)(I)	-
Class A common stock subject to possible redemption	-	138,708,760	(138,708,760	)(I)	-
Stockholders’/Members' Equity:
Non-controlling interest	-	-	83,062,498	(I)	83,062,498	(J)
Members' equity	22,092,541	-	(22,092,541	)(I)	-
Preferred stock	-	-	-	(I)	-
Class A common stock	-	-	1,494	(I)	1,494	(J)
Class B common stock	-	340	(340	)(I)	-
Additional paid-in capital	-	-	29,405,632	(I)	29,405,632	(J)
Shares subject to repurchase under Forward Purchase Agreement			(6,784,602	)(I)	(6,784,602)
Accumulated deficit	-	(18,584,261)	18,584,261	(I)	-
Total Stockholders’/Members' Equity	22,092,541	(18,583,921)	102,176,402		105,685,022
Total Liabilities, Redeemable Securities and Stockholders'/Members' Equity	$306,843,755	$139,902,815	$(97,453,928)		$349,292,642

See the accompanying notes to the unaudited proforma condensed combined financial statements.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(UNAUDITED)

	HISTORICAL
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined
Revenue	$1,186,845	$-	$-		$1,186,845

Expenses
Operating expenses	3,159,936	-	-		3,159,936
General and administrative	4,553,523	1,576,668	-		6,130,191
Depreciation	425,452	-	-		425,452
Total expenses	8,138,911	1,576,668	-		9,715,579
Operating loss	(6,952,066)	(1,576,668)	-		(8,528,734)

Other expense (income)
Unrealized loss on investments held in Trust	-	1,868	(1,868	)(aa)	-
Interest expense (income), including amortization of deferred financing costs	1,160,298	(23,387)	-		1,136,911
Change in fair value of warrant liability-(gain) loss	-	(4,355,766)	-		(4,355,766)
Loss on extinguishment of note payable to related party	250,000	-	-		250,000
Total other expense (income), net	1,410,298	(4,377,285)	(1,868)		(2,968,855)
Net (loss) income	(8,362,364)	2,800,617	1,868		(5,559,879)
Net loss attributable to non-controlling interests	-	-	(4,106,153	)(bb)	(4,106,153)
Net loss attributable to controlling interests	$(8,362,364)	$2,800,617	$4,108,021		$(1,453,726)

Pro forma net loss per share information:
Weighted average shares outstanding					14,272,672	(cc)
Basic and diluted net loss per share					$(0.10	)(cc)

See the accompanying notes to the unaudited proforma condensed combined financial statements.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)

	HISTORICAL
	Sky Harbour	YAC	Proforma Adjustments		Proforma Combined
Revenue	$685,596	$-	$-		$685,596

Expenses
Operating expenses	1,941,282	-	-		1,941,282
General and administrative	837,336	968,854	-		1,806,190
Depreciation	47,024	-	-		47,024
Total expenses	2,825,642	968,854	-		3,794,496
Operating loss	(2,140,046)	(968,854)	-		(3,108,900)

Other expense (income)
Unrealized gain on investments held in Trust	-	(2,081)	2,081	(aa)	-
Interest expense (income), including amortization of deferred financing costs	395,698	(12,297)	-		383,401
Change in fair value of warrant liability-(gain) loss	-	2,070,328	-		2,070,328
Total other expense (income), net	395,698	2,055,950	2,081		2,453,729
Net loss	(2,535,744)	(3,024,804)	(2,081)		(5,562,629)
Net loss attributable to non-controlling interests	-	-	(4,108,184	)(bb)	(4,108,184)
Net loss attributable to controlling interests	$(2,535,744)	$(3,024,804)	$4,106,103		$(1,454,445)

Pro forma net loss per share information:
Weighted average shares outstanding					14,272,672	(cc)
Basic and diluted net loss per share					$(0.10	)(cc)

See the accompanying notes to the unaudited proforma condensed combined financial statements.

Notes to Unaudited Proforma Condensed Combined Financial Information

NOTE 1 – BASIS OF PROFORMA PRESENTATION

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, YAC was treated as the acquired company for financial reporting purposes, and Sky was treated as the accounting acquirer. The Business Combination was treated as the equivalent of Sky issuing stock for the net assets of YAC, accompanied by a recapitalization. The net assets of YAC are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of Sky.

The unaudited proforma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 give proforma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited proforma condensed combined balance sheet as of September 30, 2021 assumes that the Transactions were completed on September 30, 2021, excluding the IPO (which was completed on October 26, 2020).

The unaudited proforma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included in the Proxy Statement and incorporated herein by reference:

●

The unaudited historical condensed consolidated financial statements of Sky as of and for the nine months ended September 30, 2021, and the historical audited consolidated financial statements of Sky as of and for the year ended December 31, 2020; and

●

The unaudited historical condensed financial statements of YAC as of and for the nine months ended September 30, 2021, and the historical audited financial statements of YAC for the period from August 25, 2020 (inception) through December 31, 2020.

Management has made significant estimates and assumptions in its determination of the proforma adjustments. The proforma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the proforma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management as of the date of the unaudited proforma condensed combined financial information, and the proforma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited proforma condensed combined financial information.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2021

The unaudited proforma condensed combined balance sheet as of September 30, 2021 includes the following adjustments:

A – Represents the aggregate impact of the following proforma adjustments to cash to give effect to the Transactions:

Cash inflow from the BOC PIPE	$45,000,000	(B)
Cash inflow from YAC’s Trust Account	138,742,756	(C)
Repayment of Working Capital Loan to YAC Sponsor	(1,000,000)	(D)
Payment of YAC’s deferred IPO fees	(4,759,615)	(E)
Payment of transaction costs of the Business Combination	(7,770,573)	(F)
Prepayment of Forward Purchase Agreement	(6,784,602)	(G)
Redemption of YAC’s publicly traded shares	(123,068,515)	(H)
Net Proforma Adjustment to Cash	$40,359,451	(A)

B – Represents $45,000,000 BOC PIPE investment.

C – Represents cash equivalents that were released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination.

D – Represents the Working Capital Loan from YAC’s Sponsor of $1,000,000 that was repaid in cash upon the Business Combination.

E – Represents cash that was used to pay underwriting fees incurred by YAC in connection with the IPO, for which payment was deferred until consummation of the Business Combination.

F – Represents cash that was used to pay transaction and advisory fees incurred in connection with the Business Combination, net of amounts already paid as of September 30, 2021. The adjustment to Prepaid expenses and other assets of $929,377 on the proforma condensed combined balance sheet represents the removal of prepaid transaction costs of $1,718,978, net of prepaid Directors’ and Officers’ insurance premiums of $2,648,355 paid in connection with the Business Combination which will be amortized into expense over the subsequent periods covered by the policy. The adjustment to Accounts payable, accrued expenses and other liabilities of $1,133,094 on the proforma condensed combined balance sheet represents the removal of transaction costs that were accrued in the historical balance sheets and paid on the Closing Date, net of other transaction costs that were not paid on the Closing Date and will be paid in the future.

G – Reflects prepayment of the Forward Purchase Agreement by YAC. Prior to the Closing Date, ACM purchased 664,909 shares of YAC Class A common stock from investors in the public market. In accordance with the terms of the Forward Purchase Agreement, YAC prepaid an amount of $6,784,602, which is equal to the same $10.20 per-share redemption price as the public Class A common shareholders were eligible to receive for each of their shares multiplied by the total number of shares purchased by ACM. From time to time and on any scheduled trading day after the Closing Date, ACM may sell some or all of these shares at its absolute discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the Forward Purchase Agreement as to those shares, and a corresponding $10.20 per share will be returned to the Combined Company from the prepayment amount.

H – Reflects the impact on cash available to the Combined Company upon the redemption of 12,061,041 shares of Class A common stock using cash released from the Trust Account.

I – Represents the net impact of the following proforma adjustments related to the Transactions on the capital accounts of the Combined Company:

		Par Value (1)						Total
	Members' Equity	Class A Common Stock	Founder Shares - Class B Common Stock	Additional Paid-In Capital	Accumulated Deficit	Forward Purchase Agreement	Non-controlling Interest	Stockholders'/ Members' Equity	Series B Preferred Units subject to possible redemption	Class A subject to possible redemption
Historical Sky Harbour	$22,092,541	$-	$-	$-	$-	$-	$-	$22,092,541	$54,028,861	$-
Historical YAC	-	-	340	-	(18,584,261)	-	-	(18,583,921)	-	138,708,760
Total historical balance	22,092,541	-	340	-	(18,584,261)	-	-	3,508,620	54,028,861	138,708,760
Sky Harbour rollover equity (2)	(22,092,541)	-	-	-	-	-	22,092,541	-	-	-
Conversion of YAC's founder shares to Class A common shares (3)	-	340	(340)	-	-	-	-	-	-	-
Reclassification of Class A common stock subject to possible redemption	-	1,360	-	138,707,400	-	-	-	138,708,760	-	(138,708,760)
BOC PIPE Investment (4)	-	450	-	44,999,550	-	-	-	45,000,000	-	-
						-
Pro forma adjustments for share issuance and conversion transactions	(22,092,541)	2,150	(340)	183,706,950	-	-	22,092,541	183,708,760	-	(138,708,760)

Transaction fees incurred by YAC	-	-	-	(1,017,370)	(518,285)	-	-	(1,535,655)	-	-
Transaction fees incurred by Sky Harbour	-	-	-	(4,172,447)	-	-	-	(4,172,447)	-	-
Elimination of YAC's historical accumulated deficit	-	-	-	(19,102,546)	19,102,546	-	-	-	-	-
Conversion of Series B Preferred Units to Class A common stock (5)	-	550	-	54,028,311	-	-	-	54,028,861	(54,028,861)	-
Redemption of Class A common stock (6)	-	(1,206)	-	(123,067,309)	-	-	-	(123,068,515)	-	-
Allocate amount to non-controlling interest (7)	-	-	-	(60,969,957)	-	-	60,969,957	-	-	-
Forward Purchase Agreement (8)	-	-	-	-	-	(6,784,602)	-	(6,784,602)	-	-
Total pro forma adjustments to equity	(22,092,541)	1,494	(340)	29,405,632	18,584,261	(6,784,602)	83,062,498	102,176,402	(54,028,861)	(138,708,760)
Total pro forma balance	$-	$1,494	$-	$29,405,632	$-	$(6,784,602)	$83,062,498	$105,685,022	$-	$-

(1)	Represents the par value of YAC’s common stock prior to the Business Combination and the par value of the Combined Company’s common stock subsequent to the Business Combination.

(2)	Shares of Class B common stock were issued to consummate the Business Combination.

(3)	YAC’s issued and outstanding founder units converted into shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination.

(4)	The BOC PIPE investors were issued 4,500,000 shares of Class A common stock in exchange for the $45,000,000 investment.

(5)	The Preferred Series B Units of Sky were converted into 5,500,000 shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination.

(6)	Represents the redemption of 12,061,041 shares of Class A common stock in exchange for cash held in the Trust Account.

(7)	Represents an adjustment to revise non-controlling interests to the post-Business Combination ownership percentage in Sky of 73.9%.

(8)	Represents 664,909 shares of Class A common stock subject to repurchase under the Forward Purchase Agreement.

J–Issued and outstanding shares for each class of common stock and preferred stock as of September 30, 2021 on a historical basis and on a proforma basis are as follows:

	Historical		Proforma
	Issued	Outstanding	Issued	Outstanding
Preferred Stock	-	-	-	-

Common Stock - Class A
YAC's Class A stockholders(1)	13,598,898	13,598,898	1,537,857	1,537,857
BOC PIPE Investment (2)	-	-	4,500,000	4,500,000
BOC YAC's converted Series B Preferred Units (3)	-	-	5,500,000	5,500,000
YAC's converted founder shares (4)	-	-	3,193,474	3,193,474
BOC Yellowstone II LLC (5)			206,250	206,250
Total Common Stock - Class A	13,598,898	13,598,898	14,937,581	14,937,581

Common stock - Class B
YAC's founder shares (4)	3,399,724	3,399,724	-	-
Existing Sky Equityholders' rollover equity (6)	-	-	42,192,250	42,192,250
Total Common Stock - Class B	3,399,724	3,399,724	42,192,250	42,192,250
Total Common Stock	16,998,622	16,998,622	57,129,831	57,129,831

(1)

Represents the shares held by YAC’s public stockholders giving effect to the redemption of 12,061,041 shares of Class A common stock. The historical issued and outstanding shares were recorded in temporary equity because they were subject to possible redemption.

(2)	Represents the shares that were issued to Boston Omaha in consideration of the $45,000,000 BOC PIPE investment.

(3)

Represents the shares of Class A common stock held by BOC YAC as the holder of Series B Preferred Units of Sky upon the one-for-one conversion of the Series B Preferred Units into Class A common stock immediately prior to the consummation of the Business Combination.

(4)

Represents the shares of Class B common stock held by the initial stockholders of YAC upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination.

(5)	Represents 206,250 class A common stock held by BOC Yellowstone II LLC.

(6)	Represents the shares of Class B common stock issued to consummate the Business Combination.

NOTE 3 – ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

The unaudited proforma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 include the following adjustments:

aa – Represents the elimination of gains or losses on the Investments held in Trust.

bb – Represents an adjustment to attribute net loss to non-controlling interests based on its 73.9% post-Business Combination ownership percentage in Sky.

cc – Represents the proforma weighted average shares of common stock outstanding and proforma loss per share calculated after giving effect to the Transactions, as follows:

	For the Nine Months ended September 30, 2021	For the Year Ended December 31, 2020
Numerator
Pro forma net loss attributable to controlling interests	$(1,453,726)	$(1,454,445)
Denominator
YAC Class A stockholders (1)	1,537,857	1,537,857
YAC's converted founder shares (2)	3,193,474	3,193,474
BOC YAC Initial Investment (3)	5,500,000	5,500,000
BOC PIPE Investment (4)	4,500,000	4,500,000
Others (5)	206,250	206,250
Shares subject to repurchase under Forward Purchase Agreement (6)	(664,909)	(664,909)
Basic and diluted weighted average shares outstanding	14,272,672	14,272,672
Loss per share
Basic and diluted (7)	$(0.10)	$(0.10)

(1)

Represents the shares of Class A common stock held by YAC’s public stockholders after the redemption of 12,061,041 shares of Class A common stock. As the Transactions are assumed to have occurred as of January 1, 2020 for purposes of preparing the proforma condensed combined statements of operations, the weighted average shares outstanding reflect the net amount of 1,537,857 shares of common stock as outstanding for the entire nine-month or 12-month period, respectively.

(2)

Represents the shares of YAC Class B common stock held by the initial stockholders of YAC upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(3)

Represents the shares of Class A common stock held by BOC YAC as the holders of Series B Preferred Units of Sky upon the one-for-one conversion of the Series B Preferred Units into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(4)

Represents the shares that were issued in consideration of the BOC PIPE investment. Consistent with the assumption related to the Transactions, the BOC PIPE investment is assumed to have occurred on January 1, 2020 and, accordingly, these shares are assumed to have been outstanding shares of common stock for the entire nine-month or 12-month period, respectively.

(5)	Represents 206,250 class A common stock held by BOC Yellowstone II LLC.

(6)	Represents 664,909 shares of YAC Class A common stock subject to repurchase under the Forward Purchase Agreement.

(7)

Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 14,519,228 outstanding warrants issued in connection with the IPO.